Exhibit 10.18


          THIS AGREEMENT made this 9th day of November, 2004, by and between Manhattan Scientifics, Inc., a Delaware corporation with an office and principal place of business at 405 Lexington Avenue, 32nd Floor, New York, New York 10174 (hereinafter "Borrower") and Oro Valley Associates L.L.C., an Arizona limited liability company with offices and principal place of business at 34305 North Scottsdale Road, Scottsdale, Arizona 85262 (hereinafter "Lender):

          WHEREAS, the Borrower desires to borrow money from the Lender to be secured as hereinafter provided; and WHEREAS, the Lender desires to lend money to the Borrower to be secured as hereinafter provided;

          NOW, THEREFORE, this agreement, WITNESSETH:

          1. The Lender agrees to loan and hereby does loan to the Borrower the sum two hundred thousand ($200,000) dollars, the receipt whereof is hereby acknowledged, for a period of two years subject to the right and privilege of the Borrower to repay the loan, in whole or in part, at any time,

          2. The Borrower shall make and deliver to the Lender its non-negotiable promissory note in writing requiring the repayment of the said sum of $200,000 to the Lender twenty-four (24) months after date with interest thereon at the rate of eight percent (8%) per annum payable in accordance with paragraph 3 of this agreement at the office of the Lender herein set forth

          3. Interest for the two year promissory note shall be payable within sixty (60) days of this agreement in advance in the form of thirty two thousand (32.000) restricted shares of common stock presently owned by Borrower in Novint


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Technologies, Inc., a domestic corporation with offices in Albuquerque, New
Mexico valued for purposes of interest on the note at $1.00 per share provided, however, that in the event the loan shall be pre-paid in whole or in part the Lender shall refund or return to the Borrower such number of Novint Technologies, Inc. shares as shall not have been earned to date of such payment.

          4. As collateral for the repayment of the sum loaned to the Borrower by the Lender as herein provided, the Borrower shall assign to the Lender in proper form thereof a certificate or certificates representing five hundred thousand (500,000) shares of the common stock of Novint Technologies, Inc. stock presently owned by Borrower, it being understood and agreed by Lender that said certificates will be restricted from sale for two (2) years from the date of the loan and that such shares, in the event of default, shall be subject to the provisions of the terms and conditions of the promissory note executed simultaneously herewith. The shares representing the collateral shall be delivered to Lender with an executed Medallion guaranteed stock transfer to facilitate the transfer of the stock in the event of default of the loan and shall bear a legend that the shares shall be offered for sale only upon written authorization of Lender and Borrower. In the event of a default in the loan the collateral shall be valued at its fair market value.

          5. It is understood that the formula to determine the amount of Novint Technologies, Inc. shares that may be sold by the Lender in the event of default shall be equal to the number of shares necessary to produce an amount of dollars equal to the indebtedness, including the cost of stock sale brokerage and the reasonable fees for collection. If Novint Technologies Inc. is then traded on a public exchange, the


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determinant to be used to govern the number of shares to be sold will be the average daily closing price during the prior 5-day period preceding the sale. The effect of this is to promptly return the principle of the loan plus related brokerage costs and default related fees to the Lender. The parties agree to sign-off and authorize the Company's transfer agent (Interwest Transfer Co. - Kurt Hughes, President) to remove the restrictive legend from that number of shares necessary to be sold. The remaining unsold collateral of Novint Technologies, Inc. shares are to be promptly returned to the Borrower.

          6. As additional and further consideration for the Lender loaning the Borrower the sum of two hundred thousand ($200,000) dollars the Borrower hereby grants the Lender a four (4) year cashless warrant to purchase in whole or in part and at any time up to four million (4,000,000) shares of the authorized common stock of the Borrower at $.05 per share. It is understood and agreed that the Borrower intends to register the common stock subject to the warrant with the U.S. Securities and Exchange Commission in which event the cashless exercise provision shall no longer apply but the four year term of the warrant, to the extent not then exercised, shall continue. At such time as the promissory note shall become due and payable the lender may elect to apply the amount, if any, then due to the exercise of the warrant to purchase shares in the Borrower.

          7. Any and all disputes arising under or by virtue of this Agreement shall be resolved by arbitration under the rules then prevailing of the American Arbitration Association before a single arbitrator In Phoenix, Arizona.


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          This agreement shall be binding upon and inure to the benefit of the respective parties, their heirs, executors, administrators, successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have hereto set their hands and seals the day and year first above written.



                                        MANHATTAN SCIENTIFICS, INC.

                                        By: /S/ Marvin Maslow
                                            -----------------
                                            Marvin Maslow


                                        ORO VALLEY ASSOCIATES

                                        By:
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